Exhibit 4.18

PREFERRED SHARES AMENDMENT AGREEMENT

This Preferred Shares Amendment Agreement (this “Agreement”) is entered into as of December 24, 2025, by and between Castor Maritime Corp. (“Castor”), a Marshall Islands corporation, CMRP Corp. (“CMRP”), a Marshall Islands corporation and wholly-owned subsidiary of Castor, Toro Corp. (“Toro”), a Marshall Islands corporation, and TDI Corp. (“TDI”), a Marshall Islands corporation and wholly-owned subsidiary of Toro.

RECITALS

WHEREAS, Pursuant to Section 6(b) of the Statement of Designation (the “Castor Series D Statement of Designation”) of the Rights, Preferences and Privileges of 5.00% Series D Cumulative Perpetual Convertible Preferred Shares par value $0.001 per share of Castor (the “Castor Series D Preferred Shares”), TDI, as the sole holder of all such shares, is entitled to convert the outstanding Castor Series D Preferred Shares, at any time and from time to time from and including January 1, 2026 on the terms and subject to the conditions set forth in the Castor Series D Statement of Designation.

WHEREAS, Pursuant to Section 6(b) of the Statement of Designation (the “Toro Series A Statement of Designation”) of the Rights, Preferences and Privileges of 1.00% Series A Fixed Rate Cumulative Perpetual Convertible Preferred Shares par value $0.001 per share of Toro (the “Toro Series A Preferred Shares”), CMRP, as the sole holder of all such shares, is entitled to convert the outstanding Toro Series A Preferred Shares,  at any time and from time to time on or after March 7, 2026 on the terms and subject to the conditions set forth in the Toro Series A Statement of Designation.

WHEREAS, Castor, Toro, CMRP and TDI desire to extend the date on which the Castor Series D Preferred Shares and the Toro Series A Preferred Shares initially become convertible into common shares of the respective issuer (each, an “Initial Conversion Date”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises hereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Castor Series D Preferred Shares. In consideration of and subject to the extension of the Initial Conversion Date of the Toro Series A Preferred Shares set forth in Section 2 of this Agreement, Toro and TDI, as the sole holder of the Castor Series D Preferred Shares,  hereby consent to the extension of the Initial Conversion Date of the Castor Series D Preferred Shares by one year from January 1, 2026 to January 1, 2027, and Toro, TDI and Castor hereby agree that Section 6(b) of the Castor Series D Statement of Designation shall be amended to read in its entirety as follows and that Castor shall file an amendment to the Castor D Statement of Designation with the Marshall Islands Registrar of Corporations reflecting such amendment:

“(b)       Optional Conversion Rights of the Holders. Subject to the terms and conditions of this Section 6 (including the conversion procedures set forth below), from and including January 1, 2027 and at any time thereafter, each holder of this Series may elect to convert, in whole or in part, without the payment of additional consideration by such holder, not less than 500 of its shares of this Series into, subject to Section 6(d) below, a number of validly issued, fully paid and non-assessable Common Shares equal to the quotient of (i) the aggregate Stated Amount of the shares of this Series converted plus Accrued Dividends (but excluding any dividends declared but not yet paid) thereon on the date on which the Conversion Notice is delivered divided by (ii) the Conversion Price, as defined in the following sentence. The “Conversion Price” for any conversion hereunder shall be the lower of (I) the amount of $7.00 per Common Share, which amount may be adjusted pursuant to Section 6(c) or (II) the Five-Day VWAP of the Company immediately preceding the conversion date; provided, that, notwithstanding anything to the contrary herein, the Conversion Price shall not be less than $0.30 per share.”

2.          Toro Series A Preferred Shares. In consideration of and subject to the extension of the Initial Conversion Date of the Castor Series D Preferred Shares set forth in Section 1 of this Agreement, Castor and CMRP, as the sole holder of the Toro Series A Preferred Shares,  hereby consent to the extension of the Initial Conversion Date of the Toro Series A Preferred Shares by one year from March 7, 2026 to March 7, 2027, and Castor, CMRP and Toro hereby agree that Section 6(b) of the Toro Series A Statement of Designation shall be amended to read in its entirety as follows and that Toro shall file an amendment to the Toro Series A Statement of Designation with the Marshall Islands Registrar of Corporations reflecting such amendment:

“ (b)     Optional Conversion Right of the Holders.  Subject to the terms and conditions of this Section 6 (including the conversion procedures set forth below), at any time and from time to time on or after the fourth anniversary of the Original Issue Date until but excluding the Reset Date, each holder of this Series may elect to convert, in whole or in part, without the payment of additional consideration by such holder, its shares of this Series into, subject to Section 6(c) below, a number of validly issued, fully paid and non-assessable Common Shares equal to the quotient of (i) the aggregate Stated Amount of the shares of this Series converted plus Accrued Dividends (but excluding any dividends declared but not yet paid) thereon on the date on which the Conversion Notice is delivered divided by (ii) the Conversion Price, as defined in the following sentence. The “Conversion Price” for any conversion hereunder shall be the lower of (I) 150% of the Initial VWAP and (II) the Ten-Day VWAP; provided, that, notwithstanding anything to the contrary herein, the Conversion Price shall not be less than $2.50.

3.          Further Assurances.  Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement, including the filing of an amendment to the Castor Series D Statement of Designation and an amendment to the Toro Series A Statement of Designation, as applicable, with the Marhsall Islands Registrar of Corporations.

4.          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Republic of the Marshall Islands.

5.          No Further Amendments.  Except for the terms expressly amended hereby, all the terms, conditions and provisions of each of the Castor Series D Statement of Designation and the Toro Series A Statement of Designation shall remain in full force and effect.

6.          Amendment. Any provision of this Agreement may be amended, waived or modified only with the written consent of each of the parties.

7.          Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument, binding on the parties hereto, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Delivery of signature by any party to this Agreement via electronic means (e.g., “PDF” copies via email, or electronic document signature services) shall be valid and binding upon such party as the original signature of such party for all purposes hereunder.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the first date above written.

CASTOR MARITIME INC.

By:	/s/ Dionysios Makris
Name: Mr. Dionysios Makris
Title: Member of the Board of Directors

CMRP CORP.

By:	/s/ Georgios Bachos
Name: Mr. Georgios Bachos
Title: Sole Director

TORO CORP.

By:	/s/ Petros Zavakopoulos
Name: Mr. Petros Zavakopoulos
Title: Member of the Board of Directors

TDI CORP.

By:	/s/ Konstantinos Christos Vlachos
Name: Mr. Konstantinos Christos Vlachos
Title: Sole Director